© 2023 SEI 1 Company/Media Contact: Leslie Wojcik SEI +1 610-676-4191 lwojcik@seic.com Pages: 1 FOR IMMEDIATE RELEASE SEI Increases Stock Share Repurchase Program by $250 Million OAKS, Pa., April 18, 2023 – The Board of Directors of SEI Investments Company approved an increase in its stock repurchase program by an additional $250 million, increasing the available authorization under the program to approximately $263 million. About SEI® SEI (NASDAQ:SEIC) delivers technology and investment solutions that connect the financial services industry. With capabilities across investment processing, operations, and asset management, SEI works with corporations, financial institutions and professionals, and ultra-high-net-worth families to solve problems, manage change and help protect assets—for growth today and in the future. As of Dec. 31, 2022, SEI manages, advises, or administers approximately $1.2 trillion in assets. For more information, visit seic.com. ### Press Release.